As filed with the U.S. Securities and Exchange Commission on October 28, 2022.

Registration No. 333-267420

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QUANERGY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	3569	88-0535845
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

433 Lakeside Drive

Sunnyvale, California 94085

(408) 245-9500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kevin J. Kennedy

Chief Executive Officer

Quanergy Systems, Inc.

433 Lakeside Drive

Sunnyvale, California 94085

(408) 245-9500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Karen E. Deschaine Cooley LLP 4401 Eastgate Mall San Diego, California 92121 Tel: (858) 550-6000	Barry Grossman, Esq. Sarah E. Williams, Esq. Matthew Bernstein, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 Telephone: (212) 370-1300 Fax: (212) 370-7889

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 (the “Amendment”) is being filed solely to correct a typographical error in the fee table filed as Exhibit 107 to the Registration Statement on Form S-1 (file no. 333-267420) (the “Registration Statement”) filed by the Registrant with the Securities and Exchange Commission on October 24, 2022. Accordingly, this Amendment consists only of the facing page, the explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement and Exhibit 107. This amendment does not modify any portion of the preliminary prospectus that forms a part of the Registration Statement. Accordingly, the preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses to be incurred in connection with the offering described in this registration statement, all of which will be paid by the registrant. All amounts shown are estimates except for the SEC registration fee.

Amount
SEC registration fee	$3,885
FINRA filing fee	3,088
Legal fees and expenses	200,000
Printing fees	50,000
Transfer Agent fees and expenses	12,000
Accounting fees and expenses	107,000

Total expenses	$375,973

Item 14. Indemnification of Directors and Officers.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Additionally, our Charter eliminates our directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any transaction from which the director derives an improper personal benefit;

•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	for any unlawful payment of dividends or redemption of shares; or

•	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the Company’s directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

In addition, we have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.

Item 15. Recent Sales of Unregistered Securities.

Class B Ordinary Shares

On November 14, 2019, the Company issued an aggregate of 287,500 Class B ordinary shares to CITIC Capital Acquisition LLC for an aggregate purchase price of $25,000. On February 10, 2020, CCAC effected a share capitalization resulting in there being an aggregate of 345,000.

Private Warrants

CITIC Capital Acquisition LLC purchased 376,000 private warrants at a price of $20.00 per warrant in a private placement that occurred concurrently with the closing of CCAC’s initial public offering and generated gross proceeds of $7,520,000. Each private warrant is exercisable for one share of Common Stock at a price of $230.00 per share. The private warrants are non-redeemable and exercisable on a cashless basis so long as they are held by CITIC Capital Acquisition LLC or its permitted transferees. The sale of the private warrants was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Subscription Agreements

In June 2021, the subscribers purchased from the Company an aggregate of 184,750 shares of Common Stock, for a purchase price of $200.00 per share and an aggregate purchase price of $36,950,000, pursuant to subscription agreements entered into in connection with the Business Combination. The sale of the shares of Common Stock to the subscribers was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Option Exercises

In March 2022, Tomoyuki Izuhara, a former employee of the Company, exercised outstanding stock options for an aggregate of 9,892 shares of Common Stock, at exercise prices ranging from $2.00 to $22.20 per share. The sale of the shares of Common Stock to Mr. Izuhara was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

GEM Warrant

In December 2021, we issued the GEM Warrant, pursuant to the GEM Agreement, with a 36-month term to purchase 169,896 shares of Common Stock at a strike price per share equal to $200.00, to GEM Yield Bahamas Limited. The sale of the GEM Warrant was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

GEM Issuances

On May 20, 2022, we delivered the First Draw Down Notice to GEM Investor, pursuant to the GEM Agreement. On July 25, 2022, we issued to GEM Investor a total of 1,257,430 shares of Common Stock for an aggregate purchase price of $9,900,000, pursuant to the First Draw Down Notice. Pursuant to the GEM Agreement, the Company will pay GEM Investor $198,000, in connection with the settlement, as partial payment of the Commitment Fee (as defined in the GEM Agreement).

On August 17, 2022, we delivered the Second Draw Down Notice and 600,000 shares of our Common Stock to GEM Investor, pursuant to the GEM Agreement. On October 3, 2022 we and GEM Investor settled the Second Draw Down Notice, pursuant to which GEM Investor returned 280,000 shares of our Common Stock to us. In total, we issued 320,000 shares of Common Stock for an aggregate purchase price of approximately $1.7 million, pursuant to the Second Draw Down Notice.

The share issuances to GEM Investor were made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

RJ and CITIC Issuances

On March 31, 2022, we issued a total of 197,032 shares (the “RJ Shares”) of Common Stock, pursuant to a share issuance agreement, dated March 31, 2022 (the “RJ Issuance Agreement”), by and between the Company and Raymond James & Associates, Inc. (“RJ”). The RJ Shares were issued to satisfy, in full, the $9,842,091.00 that the Company owed to RJ under a letter agreement, dated February 7, 2022.

In addition, on March 31, 2022, the Company, issued a total of 43,150 shares (the “CITIC Shares”) of Common Stock, pursuant to a share issuance agreement, dated March 31, 2022 (the “CITIC Issuance Agreement” and, together with the RJ Issuance Agreement, the “Issuance Agreements”), by and between the Company and CITIC. The CITIC Shares were issued to partially satisfy, amounts owed to CITIC under a letter agreement, dated February 8, 2022 (the “CITIC Letter Agreement”). Following the issuance of the CITIC Shares, an aggregate of $1,070,433.83 remains due under the CITIC Letter Agreement, which we agreed to pay on or before September 30, 2022 pursuant to the CITIC Issuance Agreement.

The RJ Shares and the CITIC Shares were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of , 2022, by and between Quanergy Systems, Inc. and Maxim Group LLC (Incorporated by reference to Exhibit 1.1 to the Registrant’s Registration Statement on Form S-1/A, filed with the SEC on October 24, 2022).

2.1†	Agreement and Plan of Merger, dated as of June 22, 2021, by and among CITIC Capital Acquisition Corp., CITIC Capital Merger Sub Inc., and Quanergy Systems, Inc. (incorporated by reference to Exhibit 2.1 of CITIC Capital Acquisition Corp.’s Current Report on Form 8-K (File No. 001-39222), filed with the SEC on June 22, 2021).

2.2	First Amendment to Agreement and Plan of Merger, dated as of June 28, 2021, by and among CITIC Capital Acquisition Corp., CITIC Capital Merger Sub Inc., and Quanergy Systems, Inc. (incorporated by reference to Exhibit 2.1 of CITIC Capital Acquisition Corp.’s Current Report on Form 8-K (File No. 001-39222), filed with the SEC on June 28, 2021).

2.3	Second Amendment to Agreement and Plan of Merger, dated as of November 15, 2021, by and among CITIC Capital Acquisition Corp., CITIC Capital Merger Sub Inc. and Quanergy Systems, Inc (incorporated by reference to Exhibit 2.1 of CITIC Capital Acquisition Corp.’s Current Report on Form 8-K (File No. 001-39222), filed with the SEC on November 15, 2021).

2.4	Third Amendment to Agreement and Plan of Merger, dated as of December 26, 2021, by and among CITIC Capital Acquisition Corp., CITIC Capital Merger Sub Inc. and Quanergy Systems, Inc. (incorporated by reference to Exhibit 2.1 of CITIC Capital Acquisition Corp.’s Current Report on Form 8-K (File No. 001-39222), filed with the SEC on December 27, 2021).

3.1	Certificate of Incorporation of Quanergy Systems, Inc. (incorporated by reference to Exhibit 3.1 of Quanergy Systems, Inc.’s Current Report on Form 8-K (File No. 001-39222), filed with the SEC on February 14, 2022).

3.2	Bylaws of Quanergy Systems, Inc. (incorporated by reference to Exhibit 3.2 of Quanergy Systems, Inc.’s Current Report on Form 8-K (File No. 001-39222), filed with the SEC on February 14, 2022).

4.1	Reference is made to Exhibits 3.1 and 3.2.

4.2	Warrant Agreement, dated February 10, 2020, between CITIC Capital Acquisition Corp. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to CITIC Capital Acquisition Corp.’s Current Report on Form 8-K (File No. 001-39463), filed with the SEC on February 13, 2020).

4.3	Form of Warrant Certificate of the Company (incorporated by reference to Exhibit 4.2 of Quanergy Systems, Inc.’s Current Report on Form 8-K (File No. 001-39222), filed with the SEC on February 14, 2022).

4.4	Form of Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.3 of Quanergy Systems, Inc.’s Current Report on Form 8-K (File No. 001-39222), filed with the SEC on February 14, 2022).

4.5	Form of Warrant Certificate of the Company issued pursuant to the GEM Agreement (incorporated by reference to Exhibit 4.4 of Quanergy Systems, Inc.’s Current Report on Form 8-K (File No. 001-39222), filed with the SEC on February 14, 2022).

4.6	Share Issuance Agreement, dated March 31, 2022, by and between Quanergy Systems, Inc. and Raymond James & Associates, Inc. (incorporated by reference to Exhibit 4.5 of Quanergy Systems, Inc.’s Registration Statement on Form S-1 (File No. 333-264115), filed with the SEC on April 4, 2022).

Exhibit Number	Description

4.7	Form of Warrant to Purchase Shares of Common Stock (Incorporated by reference to Exhibit 4.7 to the Registrant’s Registration Statement on Form S-1/A, filed with the SEC on October 24, 2022).

4.8	Form of Representative’s Warrant to Purchase Shares of Common Stock (Incorporated by reference to Exhibit 4.8 to the Registrant’s Registration Statement on Form S-1/A, filed with the SEC on October 13, 2022).

4.9	Form of Warrant Agency Agreement (Incorporated by reference to Exhibit 4.9 to the Registrant’s Registration Statement on Form S-1/A, filed with the SEC on October 24, 2022).

5.1	Opinion of Cooley LLP (Incorporated by reference to Exhibit 5.1 to the Registrant’s Registration Statement on Form S-1/A, filed with the SEC on October 24, 2022).

10.1	Sponsor Support Agreement, dated June 21, 2021, by and among CITIC Capital Acquisition Corp., CITIC Capital Acquisition LLC and Quanergy Systems, Inc. (incorporated by reference to Exhibit 10.2 of CITIC Capital Acquisition Corp.’s Current Report on Form 8-K (File No. 001-39222), filed with the SEC on June 22, 2021).

10.2	Support Agreement, dated June 21, 2021, by and among CITIC Capital Acquisition Corp., Quanergy Systems, Inc., and certain other stockholders of Quanergy Systems, Inc. (incorporated by reference to Exhibit 10.3 of CITIC Capital Acquisition Corp.’s Current Report on Form 8-K (File No. 001-39222), filed with the SEC on June 22, 2021).

10.3	Form of Subscription Agreement, by and between CITIC Capital Acquisition Corp. and the subscriber party thereto (incorporated by reference to Exhibit 10.1 of CITIC Capital Acquisition Corp.’s Current Report on Form 8-K (File No. 001-39222), filed with the SEC on June 22, 2021).

10.4	Amended and Restated Registration Rights Agreement, by and among Quanergy Systems, Inc. and the holders party thereto (incorporated by reference to Exhibit 10.4 of Quanergy Systems, Inc.’s Current Report on Form 8-K (File No. 001-39222), filed with the SEC on February 14, 2022).

10.5	Share Purchase Agreement, dated December 12, 2021, between CITIC Capital Acquisition Corp., GEM Global Yield LLC SCS and GEM Yield Bahamas Ltd. (incorporated by reference to Exhibit 10.5 of CITIC Capital Acquisition Corp.’s Form S-4/A (File No. 333-257962), filed with the SEC on December 13, 2021).

10.6	Amendment No. 1 to Share Purchase Agreement, dated January 31, 2022, between CITIC Capital Acquisition Corp., GEM Global Yield LLC SCS and GEM Yield Bahamas Ltd. (incorporated by reference to Exhibit 10.6 of Quanergy Systems, Inc.’s Current Report on Form 8-K (File No. 001-39222), filed with the SEC on February 14, 2022).

10.7	Registration Rights Agreement, dated December 12, 2021, between CITIC Capital Acquisition Corp., GEM Global Yield LLC SCS and GEM Yield Bahamas Ltd. (incorporated by reference to Exhibit 10.6 of CITIC Capital Acquisition Corp.’s Form S-4/A (File No. 333-257962), filed with the SEC on December 13, 2021).

10.8	Amendment No. 1 to Registration Rights Agreement, dated December 12, 2021, between CITIC Capital Acquisition Corp., GEM Global Yield LLC SCS and GEM Yield Bahamas Ltd. (incorporated by reference to Exhibit 10.8 of Quanergy Systems, Inc.’s Annual Report on Form 10-K (File No. 001-39222), filed with the SEC on March 31, 2022).

10.9+	Quanergy Systems, Inc. Amended 2013 Stock Incentive Plan, as amended (incorporated by reference to Exhibit 10.5 of CITIC Capital Acquisition Corp.’s Form S-4 (File No. 333-257962), filed with the SEC on July 17, 2021).

Exhibit Number	Description

10.9(a)+	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under the Quanergy Systems, Inc. Amended 2013 Stock Incentive Plan, as amended (incorporated by reference to Exhibit 10.5(a) of CITIC Capital Acquisition Corp.’s Form S-4 (File No. 333-257962), filed with the SEC on July 17, 2021).

10.9(b)+	Form of International Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under the Quanergy Systems, Inc. Amended 2013 Stock Incentive Plan, as amended (incorporated by reference to Exhibit 10.5(b) of CITIC Capital Acquisition Corp.’s Form S-4 (File No. 333-257962), filed with the SEC on July 17, 2021).

10.9(c)+	Form of Incentive Stock Option Agreement under the Quanergy Systems, Inc. Amended 2013 Stock Incentive Plan, as amended (incorporated by reference to Exhibit 10.5(c) of CITIC Capital Acquisition Corp.’s Form S-4 (File No. 333-257962), filed with the SEC on July 17, 2021).

10.9(d)+	Form of PRC Resident Incentive Stock Option Agreement under the Quanergy Systems, Inc. Amended 2013 Stock Incentive Plan, as amended (incorporated by reference to Exhibit 10.5(d) of CITIC Capital Acquisition Corp.’s Form S-4 (File No. 333-257962), filed with the SEC on July 17, 2021).

10.9(e)+	Form of Nonstatutory Stock Option Agreement under the Quanergy Systems, Inc. Amended 2013 Stock Incentive Plan, as amended (incorporated by reference to Exhibit 10.5(e) of CITIC Capital Acquisition Corp.’s Form S-4 (File No. 333-257962), filed with the SEC on July 17, 2021).

10.9(f)+	Form of International Nonstatutory Stock Option Agreement under the Quanergy Systems, Inc. Amended 2013 Stock Incentive Plan, as amended (incorporated by reference to Exhibit 10.5(f) of CITIC Capital Acquisition Corp.’s Form S-4 (File No. 333-257962), filed with the SEC on July 17, 2021).

10.10+	Quanergy Systems, Inc. Amended and Restated Retention Plan (incorporated by reference to Exhibit 10.6 of CITIC Capital Acquisition Corp.’s Form S-4 (File No. 333-257962), filed with the SEC on July 17, 2021).

10.11+	Quanergy Systems, Inc. 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.10 of Quanergy Systems, Inc.’s Current Report on Form 8-K (File No. 001-39222), filed with the SEC on February 14, 2022).

10.11(a)	Form of Stock Option Agreement under the Quanergy Systems, Inc. 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.109(a) of Quanergy Systems, Inc.’s Current Report on Form 8-K (File No. 001-39222), filed with the SEC on February 14, 2022).

10.11(b)	Form of Restricted Stock Unit Agreement under the Quanergy Systems, Inc. 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.10(b) of Quanergy Systems, Inc.’s Current Report on Form 8-K (File No. 001-39222), filed with the SEC on February 14, 2022).

10.12+	Quanergy Systems, Inc. 2022 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.11 of Quanergy Systems, Inc.’s Current Report on Form 8-K (File No. 001-39222), filed with the SEC on February 14, 2022).

10.13	Form of Warrant to Purchase Common Stock (incorporated by reference to Exhibit 10.9 of CITIC Capital Acquisition Corp.’s Form S-4 (File No. 333-257962), filed with the SEC on July 17, 2021).

10.14	Warrant to Purchase Common Stock, dated June 21, 2021, issued to Sensata Technologies, Inc (incorporated by reference to Exhibit 10.10 of CITIC Capital Acquisition Corp.’s Form S-4 (File No. 333-257962), filed with the SEC on July 17, 2021).

Exhibit Number	Description

10.15	Letter Agreement, dated February 10, 2020, by and among CITIC Capital Acquisition Corp., its executive officers and directors and CITIC Capital Acquisition LLC (incorporated by reference to Exhibit 10.1 to CITIC Capital Acquisition Corp.’s Current Report on Form 8-K (File No. 001-39222), filed with the SEC on February 13, 2020).

10.16+	Offer letter by and between Quanergy Systems, Inc. and Tianyue Yu dated January 9, 2013 (incorporated by reference to Exhibit 10.16 of CITIC Capital Acquisition Corp.’s Form S-4 (File No. 333-257962), filed with the SEC on July 17, 2021).

10.17+	Retention letter by and between Quanergy Systems, Inc. and Tianyue Yu dated September 27, 2018 (incorporated by reference to Exhibit 10.17 of CITIC Capital Acquisition Corp.’s Form S-4 (File No. 333-257962), filed with the SEC on July 17, 2021).

10.18+	Offer letter by and between Quanergy Systems, Inc. and Enzo Signore dated June 11, 2019 (incorporated by reference to Exhibit 10.18 of CITIC Capital Acquisition Corp.’s Form S-4 (File No. 333-257962), filed with the SEC on July 17, 2021).

10.19+	Amended Offer letter by and between Quanergy Systems, Inc. and Patrick Archambault dated August 1, 2019 (incorporated by reference to Exhibit 10.19 of CITIC Capital Acquisition Corp.’s Form S-4 (File No. 333-257962), filed with the SEC on July 17, 2021).

10.20+	Offer letter by and between Quanergy Systems, Inc. and Kevin Kennedy dated March 14, 2020 (incorporated by reference to Exhibit 10.20 of CITIC Capital Acquisition Corp.’s Form S-4 (File No. 333-257962), filed with the SEC on July 17, 2021).

10.21+	Offer letter by and between Quanergy Systems, Inc. and Bradley James Sherrard dated October 14, 2020 (incorporated by reference to Exhibit 10.21 of CITIC Capital Acquisition Corp.’s Form S-4 (File No. 333-257962), filed with the SEC on July 17, 2021).

10.22+	Offer letter by and between Quanergy Systems, Inc. and Jerry Allison dated July 31, 2021 (incorporated by reference to Exhibit 10.1 of Quanergy Systems, Inc.’s Quarterly Report on Form 10-Q (File No. 001-39222), filed with the SEC on August 12, 2022).

10.23+	Offer letter by and between Quanergy Systems, Inc. and Kevin Amiri dated November 9, 2021 (incorporated by reference to Exhibit 10.2 of Quanergy Systems, Inc.’s Quarterly Report on Form 10-Q (File No. 001-39222), filed with the SEC on August 12, 2022).

10.24+	Offer letter by and between Quanergy Systems, Inc. and Lori S. Sundberg dated June 6, 2022 (incorporated by reference to Exhibit 10.3 of Quanergy Systems, Inc.’s Quarterly Report on Form 10-Q (File No. 001-39222), filed with the SEC on August 12, 2022).

10.25+	Form of Quanergy Systems, Inc. Indemnification Agreement (incorporated by reference to Exhibit 10.22 of CITIC Capital Acquisition Corp.’s Form S-4 (File No. 333-257962), filed with the SEC on July 17, 2021).

10.26	Standard SubLease Multi-Tenant Lease by and between Infortrend Corporation and Quanergy Systems, Inc., dated July 12, 2017 (incorporated by reference to Exhibit 10.23 of CITIC Capital Acquisition Corp.’s Form S-4 (File No. 333-257962), filed with the SEC on July 17, 2021).

10.27	Addendum A to Standard SubLease Multi-Tenant Lease by and between Infortrend Corporation and Quanergy Systems, Inc., dated July 12, 2017 (incorporated by reference to Exhibit 10.24 of CITIC Capital Acquisition Corp.’s Form S-4 (File No. 333-257962), filed with the SEC on July 17, 2021).

10.28	Addendum B to Standard SubLease Multi-Tenant Lease by and between Infortrend Corporation and Quanergy Systems, Inc., dated January 25, 2018 (incorporated by reference to Exhibit 10.25 of CITIC Capital Acquisition Corp.’s Form S-4 (File No. 333-257962), filed with the SEC on July 17, 2021).

Exhibit Number	Description

10.29	Quanergy Systems, Inc. Non-Employee Director Compensation Policy (incorporated by reference to Exhibit 10.26 of Quanergy Systems, Inc.’s Annual Report on Form 10-K (File No. 001-39222), filed with the SEC on March 31, 2022).

21.1	List of Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 of Quanergy Systems, Inc.’s Current Report on Form 8-K (File No. 001-39222), filed with the SEC on February 14, 2022).

23.2	Consent of Grant Thornton LLP (Incorporated by reference to Exhibit 23.2 to the Registrant’s Registration Statement on Form S-1/A, filed with the SEC on October 24, 2022).

23.3	Consent of Cooley LLP (included in Exhibit 5.1) (Incorporated by reference to Exhibit 5.1 to the Registrant’s Registration Statement on Form S-1/A, filed with the SEC on October 24, 2022).

24.1	Power of Attorney (included on signature pages) (Incorporated by reference to Exhibit 23.2 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on September 14, 2022).

107*	Filing Fee Table.

†

Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant hereby agrees to furnish a copy of any omitted exhibits and schedules to the SEC upon its request.

+	Indicates a management contract or compensatory plan.
*	Filed herewith.

(b)	Financial Statement Schedules.

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes as follows:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sunnyvale, State of California, on this 28th day of October, 2022.

QUANERGY SYSTEMS, INC.

By:	/s/ Kevin J. Kennedy
Kevin J. Kennedy
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin J. Kennedy Kevin J. Kennedy	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	October 28, 2022

/s/ Patrick Archambault Patrick Archambault	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 28, 2022

* Jim DiSanto	Director	October 28, 2022

* Karen Francis	Director	October 28, 2022

* Tamer Hassanein	Director	October 28, 2022

* Lisa Kelley	Director	October 28, 2022

* Thomas M. Rohrs	Director	October 28, 2022

* Tianyue Yu	Director	October 28, 2022

*By:	/s/ Kevin J. Kennedy
Kevin J. Kennedy Attorney-in-fact